Exhibit 32.2

(Certification Required by 18 U.S.C. Section 1350)

(as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002)

I, Jack Weinstein, as Principal Financial Officer of Catalyst Pharmaceutical Partners, Inc. (the “Company”), certify, pursuant to 18 U.S.C. Section 1350 (as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002), that to my knowledge:

1.	the accompanying Annual Report on Form 10-K of the Company for the annual period ended December 31, 2009 (the “Report”), filed with the U.S. Securities and Exchange Commission, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2.	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: March 31, 2010	/s/ Jack Weinstein
Jack Weinstein
Chief Financial Officer
(Principal Financial Officer)